Exhibit 5.1

February 20, 2024

KWESST Micro Systems Inc.

155 Terence Matthews Crescent,

Unit #1, Ottawa, Ontario, K2M 2A8

Re: KWESST Micro Systems Inc.

 Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as British Columbia counsel to KWESST Micro Systems Inc., a corporation formed under the laws of British Columbia (the "Corporation") in connection with the preparation and filing of a Registration Statement on Form F-3 (the "Registration Statement") under the United States Securities Act of 1933, as amended (the "Act"), relating to the potential issuance and sale by the Corporation of up to an aggregate of US$100 million of securities of the Corporation (collectively, the "Securities") pursuant to one or more prospectus supplements (each, a "Prospectus Supplement") to the Registration Statement to be filed by the Corporation from time to time.

The Securities of the Corporation which may be offered under the Registration Statement include the following:

1. common shares without par value in the capital of the Corporation (the "Common Shares") or preferred shares in the capital of the Corporation (the "Preferred Shares", and together with the Common Shares, the "Equity Securities");

2. bonds, debentures, notes or other evidences of indebtedness of any kind, nature or description (collectively, the "Debt Securities");

3. warrants to purchase Equity Securities and warrants to purchase Debt Securities (collectively, the "Warrants");

4. units comprised of one or more of the other securities described herein ("Units"); and

5. subscription receipts that entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, Equity Securities, Debt Securities, Warrants, or Units ("Subscription Receipts").

We have examined and relied upon (a) the Registration Statement, (b) the Corporation's Certificate of Incorporation, Certificate of Change of Name, Notice of Articles and Articles, as currently in effect, and (c) originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  We have assumed: (i) the authenticity of all documents submitted to us as originals; (ii) the genuineness of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to authentic originals of all documents submitted to us as copies, whether facsimile, photostatic, electronic, certified or otherwise; (v) that all facts set forth in official public records and certificates and other documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate as of, and at all material times prior to, the date of this opinion letter; (vi) the legal capacity for all purposes relevant hereto of all persons; (vii) the due authorization, execution and delivery of all documents by all parties, other than the Corporation, and the validity, binding effect and enforceability thereof; and (viii) the issue price of any Equity Security including without limitation Equity Securities issuable upon conversion or exercise of any other Securities that are convertible or exercisable into Equity Securities, will be set by the board of directors of the Corporation (the "Board") or the person, persons or committee duly authorized by the Board, prior to the issuance of any such Equity Security in accordance with the Business Corporations Act (British Columbia) (the "BCBCA"), the Articles of the Corporation and any applicable resolution or authorization of the Board duly authorizing such person, persons or committee, as applicable (the "Pricing Resolutions").

As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Corporation and others and of public officials.  In our capacity as counsel to the Corporation in connection with the registration of the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Corporation in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of the Applicable Law (as defined below), in the manner presently proposed.

In rendering our opinions set forth herein, we have also assumed that, at the time of any offer and sale of any Securities issued under the Registration Statement: (i) the Corporation has been duly organized and is validly existing and in good standing, and has the requisite legal status and legal capacity, under the laws of the Province of British Columbia; (ii) the Corporation has complied and will comply with the laws of all relevant jurisdictions in connection with the transactions contemplated by, and the performance of its obligations under, the Registration Statement; (iii) the Registration Statement and any amendments thereto (including any post-effective amendments thereto) has become effective under the Act; (iv) that an appropriate Prospectus Supplement, term sheet and/or any related document with respect to the Securities offered thereby has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder prior to the issuance of any such Securities; (v) any applicable agreement with respect to any offered Securities, including any warrant indenture, debt indenture, subscription receipt indenture, underwriting agreement or similar document (collectively "Applicable Agreements"), has been, or will be prior to the time of the issuance of the applicable Security, duly authorized, executed and delivered by the Corporation and any other party thereto and is enforceable against each such party thereto, and neither the execution and delivery of any such document by any party thereto nor the performance by any party of its obligations thereunder do, or will, violate or conflict with any applicable laws or the constating documents of such party or an requirement or restriction imposed by an court or government body having jurisdiction over such party; (vi) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; and (vii) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.  We have assumed that any Applicable Agreement entered into will be governed by and in conformity with the laws of the Province of British Columbia.

Our opinion herein is limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein now in effect (the "Applicable Law"). We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof. We assume no obligation to revise or supplement this opinion should any applicable laws be changed subsequent to the date hereof by legislative action, judicial decision or otherwise or if there is a change in any fact or facts after the date hereof.  Where our opinion refers to any of the Securities as being "fully paid and non-assessable", no opinion is expressed as to actual receipt by the Corporation of the consideration for the issuance of such shares or as to the adequacy of any consideration received.

Based on and subject to the foregoing assumptions and qualifications we are of the opinion that:

1. With respect to the issuance of any Equity Securities, including without limitation Equity Securities issuable upon conversion or exercise of any other Securities that are convertible or exercisable into Equity Securities, which may be offered pursuant to the Registration Statement, when (a) the issuance of such Equity Securities as fully-paid and non-assessable Common Shares; (b) the full consideration, determined to be adequate by the Board, which is at least equal to the issue price of the such Equity Securities, has been received by the Corporation; (c) the issuance and sale of such Equity Securities have been duly approved and authorized by all necessary corporate action in conformity with the Corporation's the constating documents (as then in effect) and the BCBCA (as then in effect), and do not to violate any Applicable Law or such constating documents, or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation;  and (d) if certificated, the certificates representing the Equity Securities have been duly executed and delivered by the authorized signatories of the Corporation to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto, or, if not certificated, valid book-entry notations therefor having been made in the share register of the Corporation, in accordance with the terms of any Applicable Agreement, or, if issuable upon exchange or conversion of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board (provided that such consideration is not less than the par value of the Equity Securities, if any), the Equity Securities will be validly issued, fully paid, and non-assessable.

2. With respect to any Units which may be offered pursuant to the Registration Statement, when (a) the full consideration, determined to be adequate by the Board, for the Units has been received by the Corporation; (b) the terms and sale of the Units, including the authorization of the creation, issuance and reservation (if applicable) of the Equity Securities or Debt Securities comprising the Units, and the Applicable Agreement relating to the Units and the Corporation's execution and delivery of such Applicable Agreement and the performance of the Corporation's obligations thereunder, have been duly approved and authorized by all necessary corporate action in conformity with the Corporation's constating documents (as then in effect), and the BCBCA (as then in effect), and do not violate any Applicable Law or such constating documents, or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation; and (c) the Applicable Agreement relating to the Units have been duly executed, countersigned, issued, and delivered by the authorized signatories of the Corporation to the purchasers thereof against payment of the agreed-upon consideration therefor in accordance with the Applicable Agreement relating to the Units and in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto, the Units will be validly authorized.

We hereby consent to the use of our name in, and the filing of this opinion as an exhibit to, the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under the Securities Act or the rules and regulations promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in Applicable Law.

Yours truly,

/s/ Fasken Martineau DuMoulin LLP